Exhibit 10.2

                                                                  Execution Copy

                        ADMINISTRATIVE SERVICES AGREEMENT


         THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is entered into as of November 5, 2004, by and between CCE HOLDINGS, LLC, a Delaware limited liability company ("Holdings"), and SU Pipeline Management LP, a Delaware limited partnership ("Manager").

                                    RECITALS:

         WHEREAS, pursuant to a Purchase Agreement dated as of June 24, 2004, as amended, between Holdings and Enron Operations Services, LLC, Enron Transportation Services, LLC, EOC Preferred, LLC and Enron Corp. (collectively, "Enron"), Holdings has agreed to acquire (the "Acquisition") from Enron 100% of the equity interests in CrossCountry Energy, LLC, a Delaware limited liability company ("CrossCountry"); and

         WHEREAS, CrossCountry owns 100% of the membership interests of Transwestern Holding Company, LLC, a Delaware limited liability company that owns 100% of the membership interests of Transwestern Pipeline Company, LLC, a Delaware limited liability company (collectively, "Transwestern"); 100% of the membership interests of CrossCountry Citrus, LLC, a Delaware limited liability company that owns 50% of the issued and outstanding shares of capital stock of Citrus Corp., a Delaware corporation (collectively, "Citrus"); and 100% of the membership interests of CrossCountry Energy Services, LLC, a Delaware limited liability company ("CES") (CrossCountry, Transwestern, Citrus and CES collectively the "CrossCountry Entities", and Holdings and the CrossCountry Entities and their respective facilities, property, operations, equipment and other assets collectively the "Enterprise"); and

         WHEREAS, Holdings desires to have Manager manage the Enterprise on its behalf; and

         WHEREAS, Holdings and Manager desire to set forth their respective rights and obligations with respect to the operation and management of the Enterprise following the Acquisition.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the Parties intending to be legally bound hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         The terms used herein shall have the respective meanings as set forth below.

     1.01 "Accepted Gas Pipeline Practices" shall mean those practices, methods and acts engaged in or approved by a significant portion of the interstate natural gas pipeline industry during the term of this Agreement and any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time a decision is made, would have been reasonably expected to accomplish a desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition.

     1.02 "Accounting and Financial Procedures" shall mean the budgeting, accounting, billing and auditing procedures set forth in Exhibit "A" hereto.

     1.03 "Acquisition" has the meaning set forth in the Recitals to this Agreement.

     1.04 "Act" means the Securities Exchange Act of 1934, as amended.

     1.05 "Affiliate" means, with respect to any person, any direct or indirect subsidiary of such person, and any other person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first person. As used in this definition, "control" (including with correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     1.06 "Annual Management Fee" has the meaning set forth in Section 3.09(a) to this Agreement.

     1.07 "CES" has the meaning set forth in the Recitals to this Agreement.

     1.08 "Citrus" has the meaning set forth in the Recitals to this Agreement.

     1.09 "Class A Member" has the meaning set forth in the LLC Agreement.

     1.10 "Class A Membership Interests" has the meaning set forth in the LLC Agreement.

     1.11 "Committee" shall mean the Executive Committee of Holdings.

     1.12 "Confidential Information" has the meaning set forth in Section 4.01 to this Agreement.

     1.13 "Credit Facilities" shall mean such loan agreements and instruments to which Holdings or any Holdings subsidiary shall be a party from time to time.

     1.14 "CrossCountry" has the meaning set forth in the Recitals to this Agreement.

     1.15 "CrossCountry Entities" has the meaning set forth in the Recitals to this Agreement.

1.16 "Dispute" has the meaning set forth in Section 7.02 to this Agreement.

     1.17 "EBITDA" shall mean for any period the consolidated net income of Holdings determined in accordance with GAAP plus (a) its reported interest expense, plus (b) the amount it reported as income tax expense, plus (c) the amount it reported as depreciation of assets, plus (d) the amount it reported as the amortization of intangibles, in each case as determined in accordance with GAAP.

     1.18 "Effective Date" shall mean the date on which the Acquisition is consummated.

     1.19 "Enterprise" has the meaning set forth in the Recitals to this Agreement.

     1.20 "Enron" has the meaning set forth in the Recitals to this Agreement.

     1.21 "Fiscal Year" shall mean the period of time commencing on the Effective Date and continuing to December 31 of the same year and commencing on January 1 of each subsequent year and ending on December 31 of the same year.

     1.22 "Force Majeure Event" shall mean an act of God; severe fire, flood, earthquake, storm or lightning; National Weather Service warnings or advisories, whether official or unofficial, that result in the evacuation of facilities, an act of Governmental Authority, or necessity for compliance with any court order, law, statute, consent agreement, settlement ordinance or regulation promulgated or agreed to by or with a Governmental Authority having jurisdiction with respect to the applicable subject matter; a strike, lockout or other industrial disturbance; an act of the public enemy, sabotage, war, act of terrorism, insurrection or blockade; riot or other civil disturbance; epidemic; explosions, delay in obtaining material, permits, equipment, and any other similar event or cause that, in each such case, prevents, in whole or in part, the performance of a Party's obligations under this Agreement, is not reasonably within the control of the affected Party and which by the exercise of commercially reasonable efforts the affected Party is unable to overcome or prevent.

     1.23 "GAAP" means United States generally accepted accounting principles consistently applied.

     1.24 "Governmental Authority" means any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state or local government, including any governmental authority, agency, department, board, commission or instrumentality or any political subdivision thereof, and any tribunal, court or arbitrator(s) of competent jurisdiction.

     1.25 "Holdings" has the meaning set forth in the preamble to this Agreement.

     1.26  "Holdings  Indemnified  Parties" has the meaning set forth in Section
4.03 to this Agreement.

     1.27 "Independent Accountant" shall initially mean PriceWaterhouseCoopers LLP or such successor auditor as determined pursuant to the LLC Agreement.

     1.28 "LLC Agreement" means the limited liability company agreement of Holdings, as it may be amended from time to time.

     1.29 "Manager" has the meaning set forth in the preamble to this Agreement.

     1.30 "Manager Indemnified Parties" has the meaning set forth in Section 4.02(a) to this Agreement.

     1.31 "Managing Member" has the meaning set forth in the LLC Agreement.

     1.32 "Member" shall mean a member of Holdings from time to time, and "Members" means each Member, collectively as provided by the LLC Agreement.

     1.33 "Membership Interests" has the meaning set forth in the LLC Agreement.

     1.34 "Notice" has the meaning set forth in Section 6.01 to this Agreement.

     1.35 "Party" shall mean Holdings or Manager, and "Parties" shall mean both Holdings and Manager.

     1.36 "Projected EBITDA" has the meaning set forth in Section 3.09(a) to this Agreement.

     1.37 "Representatives" has the meaning set forth in Section 4.01 to this Agreement.

     1.38 "Rules" has the meaning set forth in Section 7.02(b) to this Agreement.

     1.39 "Shared Services" has the meaning set forth in Section 3.01(a) to this Agreement.

     1.40 "Southern Union" means Southern Union Company, a Delaware corporation.

     1.41 "Transition Costs" has the meaning set forth in Section 3.01(c) to this Agreement.

     1.42 "Transwestern" has the meaning set forth in the Recitals to this Agreement.

                                   ARTICLE II
                 RELATIONSHIP AND REPRESENTATIONS OF THE PARTIES

     2.01 General Principles Regarding the Relationship of the Parties. The major policies and business decisions of Holdings, including but not limited to those enumerated in Exhibit "B" hereto, shall be established by the Committee or determined by a vote of the Members, and in each case, implemented by Manager as directed by the Managing Member. The day-to-day management of the CrossCountry Entities and the operation of the Enterprise, including all administrative and ministerial functions of the business of Holdings not expressly addressed in Exhibit "B" hereto or by the Committee, shall be the sole responsibility of the Managing Member, which shall direct and supervise Manager in its duties hereunder. In managing the Enterprise, Manager shall undertake commercially reasonable efforts to act in the best interests of the Members and Holdings collectively. Specifically, Manager shall act impartially with respect to the Members and Holdings notwithstanding that Manager is an Affiliate of the Managing Member and a Class A Member. Manager shall use reasonable efforts to assist any Member in its sale of all or a portion of its Membership Interests, at that Member's expense, including preparation of due diligence materials for prospective purchasers. Manager shall devote such amount of time and resources necessary to perform the services as appropriate for the operation of the Enterprise, consistent and in accordance with (i) Accepted Gas Pipeline Practices, (ii) laws and regulations applicable to the Enterprise and (iii) material contracts and agreements binding on the Enterprise, including any Credit Facilities.

     2.02 Representations and Warranties of Manager. Manager represents and warrants to Holdings, as of the date hereof, as follows:


             (a) Manager is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its properties and assets and to conduct its business as now conducted;


             (b) Manager has taken all necessary action to authorize the execution, delivery and performance of its obligations under this Agreement, which action has not been superseded or modified, and this Agreement has been duly executed and delivered by Manager and constitutes the legal, valid and binding obligation of Manager, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights and general principles of equity;

             (c) the execution, delivery and performance of this Agreement do not violate (i) Manager's limited partnership agreement or any resolution of its board of managers or other committees charged with the governance of its affairs, (ii) any contract to which Manager or any of Manager's Affiliates is a party or
                      (iii)  any  law,  rule,   regulation,   order,  writ,
                      judgment, injunction, decree or determination affecting Manager or any of its properties;

             (d) no litigation is pending or, to Manager's knowledge threatened, which seeks to restrain it from performing its obligations hereunder or the adverse outcome of which would materially affect its business or its ability to perform its obligations hereunder; and

             (e) Manager or one of its Affiliates is experienced in the administration and management of gas pipelines, and has obtained all required approvals with respect to the operation of such pipelines and has not been and is not currently subject to any material judgment or settlement of any claim imposing liability on it for noncompliance with law or mismanagement in its administration and management of any gas pipelines.

     2.03 Representations and Warranties of Holdings. Holdings represents and warrants, as of the date hereof, as follows:

             (a) Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its properties and assets and to conduct its business as now conducted;

             (b) Holdings has taken all necessary action to authorize the execution, delivery and performance of its obligations under this Agreement, which action has not been superseded or modified, and this Agreement has been duly executed and delivered by Holdings and constitutes the legal, valid and binding obligation of Holdings, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights and general principles of equity;

             (c) the execution, delivery and performance of this Agreement do not violate (i) Holdings' limited liability company operating agreement or any resolution of the Committee or other committees charged with the governance of its affairs, (ii) any contract to which Holdings is a party or (iii) any law, rule, regulation, order, writ, judgment, injunction, decree or determination affecting Holdings or any of its properties; and

             (d) no litigation is pending or, to Holdings' knowledge threatened, which seeks to restrain it from performing its obligations hereunder or the adverse outcome of which would materially affect its business or its ability reasonably to perform its obligations hereunder.

                                   ARTICLE III
                       GENERAL RESPONSIBILITIES OF MANAGER

     3.01 Shared Services; Transition.

             (a) The Members have agreed that certain operations of Manager and its Affiliates will be shared with those of the Enterprise. The Members have acknowledged that as a direct result of such rationalization, Manager and its Affiliates and agents will incur certain nonrecurring costs that they would not otherwise incur, including without limitation severance costs, professional fees, transaction costs, systems integration costs and the costs of relocating offices and personnel (collectively, "Transition Costs").

             (b)      Separate  from  the   Transition   Costs  (which  are
                      nonrecurring), the Members have agreed that the Enterprise will receive certain ongoing services from employees of Southern Union and its Affiliates (the "Shared Services"). The Members have acknowledged that cost savings and operating efficiencies are achievable through such employees providing the Shared Services to the Enterprise while continuing to provide such services to Southern Union and its Affiliates. Manager, as directed by the Committee, shall be responsible for determining and administering the scope and provision of the Shared Services.

             (c) Manager shall also determine and administer the scope and terms of the transitional services the Enterprise will obtain from Enron during the transition period.

     3.02 General Responsibilities. Manager shall be charged with and shall be responsible for the operation of the Enterprise, including all administrative and ministerial functions of the Enterprise, subject to the limitations expressly provided for in Exhibit "B" hereto or as otherwise established from time to time by the Committee. Consistent therewith, in performing the responsibilities set forth herein, Manager shall carry out such responsibilities, or shall use commercially reasonable efforts to cause contractors selected by it to carry out such responsibilities, with the same degree of diligence and care that Manager would exercise if operating its own property and in a sound, workmanlike and prudent manner; and it shall comply, and shall use commercially reasonable efforts to require all such contractors to comply, with all relevant laws, statutes, ordinances, safety codes, regulations and rules of any Governmental Authority applicable to Holdings or the Enterprise.

     3.03 General Services. Subject to the provisions of this Agreement and commencing on the Effective Date, Manager, on behalf of and as agent for Holdings, and in accordance with the approved budgets, shall employ sufficient personnel to operate the Enterprise and provide all necessary services and acts as Manager reasonably determines are necessary to carry out its responsibilities under this Agreement, including but not limited to the provision of the services specifically enumerated in Article I of Exhibit "A" hereto.

     3.04 Reports.

          (a) Manager shall inform the Committee at least monthly in reasonable detail of any significant events or activities conducted by, or affecting, the Enterprise and shall present to the Committee at monthly meetings or in such monthly reports a copy of each notice, demand or other communication delivered by or received by the Enterprise during the preceding month that would be required to be disclosed by the Enterprise on Form 8-K or any other form promulgated by the Securities Exchange Commission under the Act or, if the Enterprise is not at such time subject to the periodic reporting requirements of the Act, those communications that would be subject to disclosure if it were. Manager shall also furnish to Holdings such additional information, reports, records and projections pertaining to the Enterprise as Holdings may reasonably request.

          (b) Manager shall make immediate reports to the Committee of all other material occurrences in relation to the Enterprise.

          (c) Manager shall cause the preparation of all federal, state and local reports, returns, pleadings and statements with respect to the Holdings and the CrossCountry Entities to occur in accordance with applicable laws, rules, regulations and orders. In particular, Manager shall cause the preparation of all reports required pursuant to federal and state securities laws for each CrossCountry Entity to which such laws apply. Manager shall not disseminate any press release, whether or not in connection with a filing on Form 8-K, without approval of the Committee unless it has first used reasonable efforts to provide the text of such press release to the Committee but is unable to delay the dissemination of such press release under applicable law to obtain that approval.

     3.05 Personnel.

          (a) Except as otherwise decided by the Committee in the performance of its duties hereunder, Manager shall have full authority and responsibility for the management and supervision of all employees of the CrossCountry Entities, including, but not limited to, the sole discretion for the selection, supervision and dismissal of such employees.

          (b) Except as otherwise decided by the Committee, Manager shall employ and supervise the personnel (including consultants and professional service or other organizations) reasonably determined by Manager to be required to perform its duties and responsibilities hereunder in an efficient and economically prudent manner. Manager shall pay all expenses incurred in connection therewith, including reasonably allocated portions of compensation, salaries, incentive compensation, wages, expenses, applicable local, state and federal taxes, social security taxes, workman's compensation insurance, retirement and insurance benefits and other such expenses.

          (c) Except as otherwise decided by the Committee, in carrying out its responsibilities hereunder, Manager shall, whenever reasonably practicable use, but not limit the use to, the services of the environmental, risk management, safety, law, finance, accounting, auditing, tax, engineering, human resources, payroll, planning, budgeting, regulatory, public and governmental affairs, information technology, operating and right-of-way departments of Holdings, Manager or their respective Affiliates, as determined by Manager.

          (d) All personnel engaged or directed by Manager to perform Manager's obligations under this Agreement and all contractors (and their subcontractors) and consultants retained by Manager on its behalf or on behalf of Holdings shall be in the reasoned opinion of the Manager duly qualified and experienced to perform such obligations. Manager shall use its commercially reasonable efforts to enforce strict discipline and maintain good order among such personnel, and shall use its commercially reasonable efforts to require such personnel to comply with all relevant laws, statutes, ordinances, safety codes, regulations and rules of any Governmental Authority applicable to Holdings or the Enterprise and its operation.

     3.06 Contracts.

          (a) Subject to the limitations set forth in Exhibit "B" hereto, Manager is authorized to execute on behalf of Holdings any and all contracts that Manager deems in its reasoned opinion necessary or appropriate for purposes of this Agreement.

          (b) All such contracts shall provide that the person entering into the contract with Manager shall comply with all relevant laws, statutes, ordinances, safety codes and rules and regulations of any Governmental Authority having jurisdiction.

     3.07 Insurance. Manager shall cause to be carried and maintained for the benefit and at the expense of the CrossCountry Entities, Holdings, the Members and the members of the Committee, such insurance as is necessary to comply with all applicable laws, rules and regulations, as well as such insurance as is customarily maintained by owners and operators of gas transmission pipelines. As a minimum, such insurance shall include the coverages and endorsements set forth in Exhibit "C" hereto and shall be provided by insurers, in such amounts, with deductibles or self insured retentions, and in such form, as are acceptable to Holdings, the CrossCountry Entities and the members of the Committee.

     3.08 Compliance.

          (a) Manager shall notify the Committee of any notices of material (i) violations, (ii) litigation or (iii) other issues associated with environmental compliance for the Enterprise. Manager shall provide an annual report to the Committee on environmental compliance and emerging regulations for the Enterprise, including but not limited to information with respect to material leaks and worker injuries, and shall include with such environmental report copies of any environmental audits conducted during the calendar year. Manager shall cause Holdings to implement and maintain an environmental, health and safety management system comparable with the system currently maintained by Panhandle Eastern Pipe Line Company, LP.

          (b) Manager shall provide to the Committee information with respect to compliance metrics, compliance policies and compliance issues upon the reasonable request of any Member. Manager shall cause Holdings to implement and maintain a legal and policy compliance program that is comparable with the program and policies currently maintained by Panhandle Eastern Pipe Line Company, LP.

     3.09 Annual Management Fee.

          (a) As compensation for its services in connection with the operation of the Enterprise and the management services provided by Manager pursuant to this Agreement, Holdings shall pay Manager an annual management fee (the "Annual Management Fee") in an amount determined in accordance with the schedule immediately below, based on the percentage by which the actual EBITDA of Holdings for the applicable year (as determined by reference to its audited financial statements) varies in comparison with the projected EBITDA of Holdings for such year (as determined by reference to the applicable operating budget) ("Projected EBITDA"):

EBITDA as a Percentage
  of Projected EBITDA              Annual Management Fee Equals
----------------------             ----------------------------

100%-101.99%              A percentage of EBITDA equal to the percentage by
                          which  EBITDA exceeds Projected EBITDA

102%-104%                 2% of Projected EBITDA + 2% of the amount by which
                          EBITDA exceeds 102% of Projected EBITDA

Over 104%                 2.04% of Projected EBITDA + 25% of the amount by which
                          EBITDA exceeds 104% of Projected EBITDA


          (b)  For the sole purpose of determining  the Annual  Management  Fee,
               EBIDTA shall exclude the accrual of the Annual Management Fee, whereas Projected EBITDA shall include a projected Annual Management Fee of 2% of EBITDA. Any Annual Management Fee earned with respect to any Fiscal Year shall be due and payable in cash on the tenth business day following the Committee's receipt of the audited financial statements of Holdings for such Fiscal Year and confirmation of the amount of the fee payable hereunder, if any.

          (c) Notwithstanding any provision hereof to the contrary: (i) Manager shall not receive any Annual Management Fee for the Fiscal Year ending December 31, 2004; and (ii) if the Committee does not reach an agreement with respect to the capital expenditures and operating budgets for the first full Fiscal Year after the Closing Date as contemplated by Sections 1.06(a) & (b) of Exhibit "A" hereto by June 30, 2005, then Manager shall not receive any Annual Management Fee for the Fiscal Year ending December 31, 2005.

                                   ARTICLE IV
                                CERTAIN COVENANTS

     4.01 Confidential Information.

          (a) Each Party from time to time may be provided information that is confidential and proprietary to the other Party. For purposes of this Agreement, confidential or proprietary information shall include and not be limited to customer lists and other customer information, and financial, technical or business information relating to one Party and provided by such Party to the other ("Confidential Information"). Each Party hereby unconditionally agrees to hold in strict confidence, and not disclose or reveal to any person or entity, any Confidential Information of the other Party disclosed under this Agreement without either (i) the prior written consent of the other Party, (ii) a requirement by applicable law, regulation or court order, including as a matter of federal or state securities law or pursuant to the rules and policies of any national securities exchange on which securities of the Party or its parent company are listed for trading, provided the Party required to disclose uses diligent, reasonable efforts to limit disclosure and to obtain confidential treatment or a protective order and has allowed the other Party to participate in the proceeding or (iii) as may be necessary for Manager to perform obligations or enforce rights pursuant to this Agreement. Except as otherwise set forth herein neither Party shall provide Confidential information to any third party, except that each Party may also disclose the Confidential Information or portions thereof to the Affiliates, directors, officers, employees, contractors, advisors and agents of such Party (collectively "Representatives") that such Party reasonably determines needs to know such Confidential Information for the purpose of carrying on the business of the Enterprise or of the Party, which Representatives shall be informed of the confidential nature of the Confidential Information and shall agree to bound by terms of this Agreement and not to disclose any Confidential Information to any other person. Each Party shall take all necessary and appropriate steps to protect the confidential or proprietary information of the other Party. Neither Party will use, or permit any third party to use, Confidential Information in any manner except for the purpose for which it was provided.

          (b)  If  any  Member  wishes  to  transfer  all  or a  portion  of its
               Membership Interests in accordance with the LLC Agreement, Manager shall use its reasonable efforts to assist the Member seeking to make such transfer as such Member may reasonably request by Notice to the Manager, including furnishing any Confidential Information to such Member as it may reasonably request. Such Member may furnish to a prospective transferee any such information so furnished to it by Manager, provided, however, that any disclosure of Confidential Information to a potential transferee is made subject to an executed confidentiality agreement in a form reasonably acceptable to Manager by which the potential transferee is legally bound.

          (c) Upon termination of this Agreement, each Party will either return to the other Party all documents and materials containing Confidential Information furnished by such other Party, or destroy such documents and materials and provide Notice of such destruction to the other Party.

     4.02 Indemnification by Holdings.

          (a) Holdings shall indemnify, defend and hold Manager, its Affiliates and any of their respective officers, directors, employees, representatives or agents ("Manager Indemnified Parties") harmless from any claims, costs, damages, losses or expenses (including reasonable attorneys' fees for Counsel of Manager or its Affiliate's choice) arising out of or relating to any breach or default in the performance of Holdings' covenants, agreements or obligations under this Agreement.

          (b) Subject to Section 4.03, Holdings expressly acknowledges and agrees that none of Manager, Manager's Affiliates or any of their respective officers, directors, employees, representatives or agents, shall be liable to Holdings for any action not in violation of the terms of this Agreement, which is taken or omitted by, for or at the direction of Manager in its prudent business judgment in accordance with law and with respect to the Enterprise in a manner consistent with its obligation or duties as "Manager" under this Agreement. Subject only to Section 4.03, Holdings shall indemnify, defend and hold Manager, Manager's Affiliates and any of their respective officers, directors, employees, representatives or agents, harmless from any claims, costs, damages, losses or expenses (including reasonable attorneys' fees for counsel of Manager or its Affiliate's choice) arising out of or related to any action taken or omitted by any of them hereunder in conformity with prudent business judgment in accordance with law and in a manner consistent with its duties as "Manager" under this Agreement. Manager may consult with and rely upon the advice of counsel of its choice, including counsel retained by or for Holdings or the CrossCountry Entities, in any of the foregoing matters, including good faith determinations as to actions required or prohibited by this Agreement.

     4.03 Indemnification by Manager. Subject to section 4.02, Manager shall indemnify, defend and hold Holdings, Holdings' Affiliates and any of their respective officers, directors, employees, representatives or agents ("Holdings Indemnified Parties"), harmless from any claim, cost, damage, loss or expense (including reasonable attorneys' fees) that is a result of Manager's, or any of its Affiliates', subcontractors', employees', representatives' or agents' material breach of this Agreement.

     4.04 Limitation of Liability; Sole Remedy. Notwithstanding anything to the contrary in this Agreement, neither Party shall be liable for consequential, incidental, punitive, exemplary or special damages resulting directly or indirectly from, or connected with, the performance or non-performance under this Agreement. The indemnification provided for in this Article IV shall be in addition to (and not in lieu of) all other rights and remedies of the Parties, whether at law or in equity, in connection with any failure by a Party to perform or observe any term, provision, covenant or agreement on the part of such Party to be performed or observed under this Agreement.

                                    ARTICLE V
                                   TERMINATION

     5.01 Term. Except as provided in Section 5.02 or 5.03, this Agreement shall become effective on the Effective Date and shall continue in force and effect for a term of ten years from the beginning of the first calendar year following the Effective Date, unless earlier terminated as permitted in this Article V, and then shall be automatically renewed for an additional five-year term, unless Manager provides Notice to Holdings of its intent to terminate this Agreement at least 90 days prior to the end of the initial term. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall be void and of no force and effect if the Effective Date shall not have occurred prior to January 1, 2005.

     5.02 Termination by Manager. Notwithstanding Section 5.01 and so long as the Managing Member or its Affiliates have not taken action or failed to take action materially contributing to a material breach by Holdings, Manager shall be entitled to terminate this Agreement, without any further obligation or liability on the part of Manager, as a result of a material breach by, or attributable to, Holdings of any of its obligations that remain uncured for 60 days after the receipt by Holdings of Notice from Manager setting forth reasonable detail about such breach or if such cure cannot be completed with the 60-day period, then if the cure is not undertaken promptly upon receipt of such Notice, diligently prosecuted thereinunder and completed within 180 days. In the event of the material breach of non-payment by Holdings, which remains uncured for 30 days after the receipt by Holdings of Notice from Manager of such non-payment, Manager shall be entitled to terminate this Agreement, without any further obligation or liability to Holdings. Holdings shall continue to be liable to Manager for full payment of (i) any compensation, in such amounts and at such times as determined pursuant to Section 3.09, through the effective date of actual termination pursuant to this Section 5.02, and (ii) all costs incurred by Manager that are the responsibility of Holdings or the CrossCountry Entities pursuant to Section 3.01 and 3.08.

     5.03 Termination by Holdings. Notwithstanding Section 5.01, Holdings shall be entitled to terminate this Agreement (a) upon Manager's material breach of its obligations under this Agreement, and Manager's failure to cure such breach within 60 days following Manager's receipt of Notice from the Holdings setting forth in reasonable detail the relevant conduct or failure, (b) upon any of the representations and warranties of Manager contained in this Agreement proving to be materially false, incomplete or misleading, and not reasonably subject to cure in a manner that will result in no material harm to Holdings, (c) upon Manager committing a material violation of any law applicable to Holdings or any CrossCountry Entity, (d) if Southern Union or its Affiliates cease to own beneficially at least 80% of the Class A Membership Interests in Holdings, (e) in the event that no dividends have been declared and paid by each of Holdings and Transwestern Holding Company, LLC for a period of eight consecutive fiscal quarters, unless the Committee has unanimously agreed that no such dividends will be paid or (f) in the event of a failure to pay principal or interest as and when due under any Credit Facility (subject to applicable grace periods); provided however, that, Holdings shall continue to be liable to Manager for (i) full payment of any compensation, in such amounts and at such times determined pursuant to Section 3.09 through the effective date of such termination pursuant to this Section 5.03 (including a pro rated portion of the Annual Management Fee based on the year-to-date EBITDA realized as of the termination date versus Projected EBITDA for the same period), and (ii) all costs incurred by Manager that are the responsibility of Holdings or the CrossCountry Entities pursuant to
Article II of Exhibit "A" hereto.

     5.04 Termination by Either Party. If a petition in bankruptcy or insolvency is filed by Holdings or Manager, or if Holdings or Manager shall make an assignment for the benefit of creditors, or if either shall file a petition for a reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of its property, or if a petition in bankruptcy or other-above described petition is filed against either which is not discharged within 60 days thereafter, then either Party may terminate this Agreement by serving Notice on the other Party.

     5.05 Effect. Termination of this Agreement shall not relieve either Party from any obligation accruing or accrued to the date of such termination, or the right to audit under Section 1.08 of Exhibit "A" hereto, or deprive the Party not in default of any remedy otherwise available to it.

     5.06 Survival Upon Termination. The provisions of Article IV shall survive the termination or expiration of this Agreement, and Section 4.01 shall remain in full force and effect for a period of three years following such termination or expiration, provided, however, that, the elimination of liability of Manager pursuant to Section 4.02(b), and the acknowledgement by Holdings of its absolute responsibility therefore, shall survive indefinitely; and Manager's entitlement to any payment pursuant to this Agreement, including as or for any compensation, fees, expense reimbursement, indemnification or otherwise, shall survive until it has been paid all such amounts to which it may be entitled.

     5.07 Duties Upon Termination. Upon expiration or termination of this Agreement for any reason:

          (a) At Holdings' sole expense, Manager shall cooperate with Holdings in the transfer of the management of the Enterprise to Holdings or to a new manager of the Enterprise designated by Holdings; and

          (b) Manager shall deliver to Holdings all books, records, accounts, manuals or other similar material in its possession that are required to be maintained pursuant to the Agreement, except that Holdings acknowledges that in the event this requirement requires delivery of books, records, accounts, manuals or other similar material that, as a result of being combined with information of Manager's Affiliates, contains information of entities other than the CrossCountry Entities. Manager may deliver copies of those materials which have been redacted to eliminate information related to entities other than the CrossCounty Entities.

                                   ARTICLE VI
                               NOTICES AND REPORTS

     6.01 Delivery. Any notice, request, instruction, correspondence or other document to be given hereunder by either Party to the other (herein collectively called "Notice") shall be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or by telegram or telecopier, as follows:

         If to Holdings, to:

                  CCE Holdings, LLC
                  c/o General Electric Capital Corporation
                  120 Long Ridge Road
                  Stamford, CT  06927
                  Attention:  Portfolio Manager
                  Facsimile:  (203) 357-4890

                  And to:

                  CCE Holdings, LLC
                  c/o Southern Union Company
                  One PEI Center, Second Floor
                  Wilkes-Barre, PA  18711
                  Attention:  President
                  Facsimile:  (570) 829-8900

         If to Manager, to:

                  SU Pipeline Management LP
                  c/o Panhandle Eastern Pipe Line Company, LP
                  5444 Westheimer
                  Houston, Texas 77056-5306
                  Attention: President
                  Facsimile: (713) 989-7500

     6.02 Effectiveness. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices given by telegram or telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

     6.03 Copies. Copies of all Notices and reports submitted by Manager to Holdings under this Agreement shall be sent to each of the Members at the address to which Notices are to be given to Holdings as provided above.

                                   ARTICLE VII
                      GOVERNING LAW AND DISPUTE RESOLUTION

     7.01 Governing Law. This Agreement and the rights and duties of the Parties hereunder shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

     7.02 Dispute Resolution. Except for the circumstances described in Section 7.02(d), any dispute, controversy or claim between the Parties relating to, arising out of or in connection with this Agreement as to its existence, enforceability, validity, interpretation, performance or breach, or as to indemnification or damages, including claims in tort, whether arising before or after the termination of this Agreement (any such dispute, controversy or claim being referred to as a "Dispute") shall be settled without litigation and only by use of the following alternative dispute resolution procedure:

          (a) At the written request of a Party, each Party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any Dispute. The discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the Parties' representatives for purposes of these negotiations shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and production, and without the concurrence of both Parties shall not be admissible in the arbitration described below, or in any lawsuit. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in the arbitration.

          (b) If negotiations between the representatives of the Parties do not resolve the Dispute within 60 days of the initial written request, the Dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules ("Large, Complex Case Program" or similar program, if conducted by the American Arbitration Association), as then amended and in effect, of the American Arbitration Association (the "Rules"). Either Party may demand such arbitration in accordance with the procedures set out in the Rules. The arbitration shall take place in New York, New York. The arbitration hearing shall be commenced within 60 days of such Party's demand for arbitration. The arbitrator shall have the power to and will instruct each Party to produce evidence through discovery (i) that is reasonably requested by the other Party to the arbitration in order to prepare and substantiate its case, and (ii) the production of which will not materially delay the expeditious resolution of the dispute being arbitrated; each Party agrees to be bound by any such discovery order. The arbitrator shall control the scheduling (so as to process the matter expeditiously) and any discovery. The Parties may submit written briefs. At the arbitration hearing, each Party may make written and oral presentations to the arbitrator, present testimony and written evidence and examine witnesses. No Party shall be eligible to receive, and the arbitrator shall not have the authority to award, incidental, consequential, exemplary, special or punitive damages. The arbitrator shall rule on the Dispute by issuing a written opinion within 30 days after the close of hearings. The arbitrator's decision shall be binding and final. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

          (c) Each Party will bear its own costs and expenses (including attorneys' fees) in submitting and presenting its position with respect to any Dispute to the arbitrator; provided, however, that if the arbitrator determines that the position taken in the Dispute by the non-prevailing Party taken as a whole is unreasonable, the arbitrator may order the non-prevailing Party to bear such fees and expenses, and reimburse the prevailing Party for all or such portion of its reasonable costs and expenses (including attorneys' fees) in submitting and presenting its position, as the arbitrator shall reasonably determine to be fair under the circumstances. Unless the arbitrator orders otherwise pursuant to the foregoing sentence, each Party to the arbitration shall pay one-half of the fees and expenses of the arbitrator and the American Arbitration Association. In the case of any conflict between this paragraph (c) and Section 12.13(b) of the LLC Agreement, the provisions of Section 12.13(b) of the LLC Agreement shall be controlling.

          (d) Notwithstanding any other provision of this Agreement, (i) either Party may commence an action to compel compliance with this section, and (ii) if any Party, as part of a Dispute, seeks injunctive relief or any other equitable remedy, including specific enforcement, then such Party shall be permitted to seek such injunctive or equitable relief in any federal or state court or competent jurisdiction before, during or after the pendency of a mediation or arbitration proceeding under this section. Pending final resolution of the dispute, the Parties hereto shall proceed with the performance of their obligations under this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.01 Force Majeure. Subject to the standards set forth in Article II, if, by reason of the occurrence of a Force Majeure Event, Manager is rendered unable, wholly or in part, to carry out its obligations under this Agreement, and if Manager gives Notice and reasonably full particulars of such Force Majeure Event in writing or by facsimile to Holdings within a reasonable time after the occurrence of the cause relied on, upon giving such Notice, Manager shall not be liable; provided, however, that Manager shall undertake commercially reasonable efforts to remedy such cause with all reasonable dispatch. If a Party is prevented from substantially performing its obligations under this Agreement by Force Majeure for a period of 180 days, the other Party may terminate this Agreement without further liability of either Party to the other hereunder by ten days' Notice given any time thereafter unless substantial performance is resumed during that ten ten-day period.

     8.02 Laws and Regulatory Bodies. This Agreement, the operation of the Enterprise and the rights and obligations of Holdings and Manager hereunder shall be subject to all valid and applicable laws, orders, court decisions, directives, rules and regulations of any Governmental Authority having jurisdiction.

     8.03 Waiver. No waiver by either Party of any default by the other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner a release of the other Party from, performance of any other provision, condition or requirement herein, nor deemed to be a waiver of, or in any manner a release of the other Party from, future performance of the same provision, condition or requirement; nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right or any like right accruing to it thereafter.

     8.04 Modification. This Agreement may not be modified, varied or amended except by an instrument in writing signed by the Parties.

     8.05 Headings. The headings to each of the various Articles and Sections in this Agreement are included for convenience and reference only and shall have no effect on, or be deemed as part of the text of, this Agreement.

     8.06 Assignment. Neither Party shall assign its rights and obligations hereunder without the prior written consent of the other Party; provided, however, that Manager may assign in whole or in part, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Southern Union.

     8.07 Conflicts. In the event of any conflict or inconsistency between this Agreement and the Accounting and Financial Procedures, the Accounting and Financial Procedures shall control.

     8.08 Operating and Maintenance Plan. Manager shall submit to appropriate regulatory agencies an operating and maintenance plan for the Enterprise, as required by the Minimum Federal Safety Standards, Part 192, of the Department of Transportation.

     8.09 Manager's Office. Manager may select the office locations used by or for Holdings, the Enterprise and the CrossCountry Entities.

     8.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to confer any right, remedy or claim upon any person other than the Parties and their respective successors and permitted assigns .

     8.11 Further Assurances. Holdings and Manager agree to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be necessary to more fully effectuate this Agreement and to operate the Enterprise as contemplated by the Parties.

     8.12 Amendment. This Agreement may not be modified or amended except by a written instrument signed by each of the Parties to this Agreement.

     8.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and together constitute one and the same agreement.

     8.14 Execution. The signatories to this Agreement represent and warrant that they have the authority to execute the Agreement on behalf of the Parties they represent.

     8.15 Entire Agreement. This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof, and same supersedes any prior understandings or written or oral agreements relative to said matter.

     8.16 Self-dealing. Notwithstanding any provision hereof to the contrary, Manager, Manager's Affiliates and Holdings may engage in or possess an interest in other business ventures of any nature or description, including the gas distribution interstate and intrastate gas transmission, gas storage, liquefied natural gas regasification and storage, whether independently owned or owned with others, whether currently existing or subsequently created and Manager, Holdings and their Affiliates shall not have any rights in or to any of these other businesses ventures or the income or profits derived therefrom.

     8.17 Severability. If any of the provisions of this Agreement shall be determined by a Court of competent jurisdiction to be invalid or unenforceable, all of the other provisions shall remain in full force and effect so long as the economic or legal substance of the contemplated transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible.

     8.18 Performance Covenant. By its signature in the place provided below, Panhandle Eastern Pipe Line Company, LP hereby covenants, to the extent permitted by applicable law, to cause Manager to perform the duties and obligations of Manager hereunder.

     8.19 Title. Title to all materials purchased by Manager under the terms of this Agreement specifically for the use of the Enterprise shall pass immediately upon reimbursement therefor to, and vest in, Holdings.

                         [Signatures on following page]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed in multiple originals by their respective officers thereunto duly authorized, all as of the date first above written.

                                      CCE HOLDINGS, LLC

                                          By: /s/Colleen P. Harkness
                                              ----------------------
                                          Title: Authorized Signatory
                                                ---------------------


                                      SU PIPELINE MANAGEMENT LP

                                          By: /s/Thomas F. Karam
                                              ------------------
                                          Title: President & COO
                                                ----------------

                                      PANHANDLE EASTERN PIPE LINE COMPANY, LP

                                          By: /s/Thomas F. Karam
                                              ------------------

                                          Title: President & COO
                                                ----------------

168017v7                                            A-1
                                   EXHIBIT "A"
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT

                       ACCOUNTING AND FINANCIAL PROCEDURES

                                    ARTICLE I
                               GENERAL PROVISIONS


     1.01 Books and Records. Manager shall keep, or cause to be kept, the books and records of Holdings and the CrossCountry Entities at the principal place of business of Holdings. The books and records shall be maintained in accordance with generally accepted accounting principles and the requirements of the Federal Energy Regulatory Commission, as applicable, consistently applied. Such books and records shall reflect all transactions and be appropriate and adequate for conducting the business. Quarterly within 45 days after the end of each fiscal quarter of the Holdings and annually within 90 days after the end of each Fiscal Year of Holdings, Manager shall deliver or cause to be delivered to Holdings financial statements of Holdings and each subsidiary of Holdings that is then subject to the periodic reporting requirements of the Act (or that is required to file such reports pursuant to the Credit Facilities) as of the end of and for such period. Such financial statements shall comply with the requirements of the Act and the regulations thereunder or the requirements of the Credit Facilities, as applicable, and shall include a balance sheet and statements of income, Members' equity, status of and cash flows, shall be prepared in accordance with GAAP and, with respect to the annual financial statements, shall be accompanied by a report of the relevant entity's independent certified public accountants stating that their examination was made in accordance with generally accepted auditing standards and that in their opinion such financial statements fairly present the Enterprise's financial position, results of operations and cash flow in accordance with GAAP. Manager shall, on behalf of Holdings, in connection with the Credit Facilities, make such reports, submit such information and perform such additional duties as may be required of Holdings by the Credit Facilities, so long as such Credit Facilities are in effect.

     1.02 Records. Manager shall keep or cause to be kept all books and records necessary to record any and all affairs of Holdings, the CrossCountry Entities and the Enterprise. Any such financial records shall be maintained in conformity with applicable law, GAAP and other record keeping practices customary to Manager and for the industry. Originals or copies of such books and records shall be maintained by Manager, and shall be open to inspection and examination by designated representatives and agents of the Members during the term of this Agreement at any reasonable time upon reasonable prior request. All materials and documents prepared or developed solely by or solely on behalf of Manager in connection with and necessary to the Enterprise, including without limitation, all manuals, data, designs, drawings, plans, specifications, reports and accounts, shall become the property of Holdings when prepared except to the extent such materials and documents are owned, co-owned, developed, licensed, created, shared, used, in whole or in part, by Manager or Manager's Affiliates (the "Excepted Documents"). With respect to the Excepted Documents, all such materials and documents, together with any materials and documents furnished by Holdings to Manager or to its employees, representatives, agents or contractors, shall be delivered or otherwise made available to Holdings under a perpetual royalty-free license.

     1.03 Permits and Licenses. Manager shall take all necessary steps to operate the Enterprise consistent with the permits and licenses of Holdings and the CrossCountry Entities.

     1.04 Tax Returns. Subject to the requirements of Section 7.5(e) of the LLC Agreement, Manager shall prepare or cause to be prepared at the cost and expense of Holdings all necessary federal, state and local tax returns, and file such returns in a timely manner. In addition, Manager shall at the cost and expense of Holdings engage a certified nationally recognized public accounting firm to review and sign any federal income tax return.

     1.05 Cash and Temporary Investments. Manager shall have custody of the funds, notes, drafts, acceptances, commercial paper and other securities belonging to Holdings; keep the funds belonging to Holdings on deposit in one or more banking institutions designated by Holdings; invest available funds in certificates of deposit, banker's acceptances, commercial paper, Eurodollar certificates of deposit, repurchase agreements or United States Government or Agency securities; and disburse such funds. Excess funds may be loaned through short-term demand notes to each class of Member equally, subject to policies and procedures established by the Committee. Under no circumstances shall Manager commingle the funds of the Enterprise with the funds of Manager or any of its Affiliates.

     1.06 Budgets.

          (a) Capital Expenditures Budgets. Not later than 90 days after the Effective Date, Manager shall prepare and submit for approval by the Committee a capital expenditures budget for the first full Fiscal Year after the Effective Date. On or before November 30 of the first full Fiscal Year, and on or before each November 30 thereafter, Manager shall prepare and submit for approval by the Committee a capital expenditures budget for the ensuing Fiscal Year. If the Committee is unable to agree on the capital expenditures budget for any such Fiscal Year, the capital expenditures budget shall be the budget that was in effect in the immediately preceding Fiscal Year, subject to the discretion of the Manager to increase one or more line items by not more than 5%. Except as the Committee may otherwise direct, the capital expenditures budget so determined and then in effect shall constitute authorization of Manager to incur in total the expenditures contained in the capital budget plus the lesser of
               (i) 10% of the capital budget during such Fiscal Year or (ii) $10 million. Manager shall submit for approval by the Committee any proposed changes to the capital expenditures budget.

          (b) Operating Budgets. Not later than 90 days after the Effective Date, Manager shall prepare and submit for approval by the Committee an operating budget for the first full Fiscal Year after the Effective Date (which budget shall include, without limitation, Transition Costs). On or before November 30 of the first full Fiscal Year, and on or before each November 30 thereafter, Manager shall prepare and submit for approval by the Committee an operating budget for the ensuing Fiscal Year. If the Committee is unable to agree on the operating budget for any such Fiscal Year, the operating budget shall be the budget that was in effect in the immediately preceding Fiscal Year, subject to the discretion of the Manager to increase one or more line items (e.g., "general and administrative expenses") by not more than 5% (and subject to the limitation that the budgeted EBITDA for the new year shall not be less than 90% of the budgeted EBITDA for the preceeding year). In addition, Manager shall provide documentation to the Committee, in reasonably sufficient detail, to show the allocation methodology and the allocation of the direct and indirect operating costs budgeted to be incurred on behalf of Holdings for such Fiscal Year. Manager shall not change the allocation methodologies utilized for the approved operating budget for any Fiscal Year without the approval of the Committee. Except as the Committee may otherwise direct, the operating budget approved by the Committee and then in effect shall constitute authorization of Manager to incur in total the expenses contained in such operating budget and, with respect to any individual line item, up to an additional 5% (and to increase increase the total expenses contained in the operating budget by a corresponding amount). Manager shall submit for approval by the Committee any proposed material changes to the operating budget.

          (c) Second Year Estimated Budget. Not later than November 30 of each year, commencing with 2005, Manager shall prepare and submit for review by the Committee an estimated budget for the second ensuing Fiscal Year. Each such estimated budget shall include in reasonable detail for such Fiscal Year (i) projected revenues and expenses of Holdings and each CrossCountry Entity, (ii) projected capital expenditures for Holdings and each CrossCountry Entity,
               (iii) results of operations of Holdings and each CrossCountry Entity, and (iv) a general business plan for the Enterprise.

     1.07 Inspection. Each Member of Holdings shall have the right, upon reasonable Notice, at all reasonable times during usual business hours to inspect the Enterprise and to examine and make copies of the books of account and other records as maintained by Manager relating to the operation of the Enterprise. Such right may be exercised through any agent or employee of such Member designated in writing by it or by an independent accountant or attorney so designated and such Party exercising such right shall use all reasonable care to carry out any such inspection in such a manner as to result in a minimal disruption of the business of Manager. The Party making the request shall bear all expenses incurred in any inspection or examination made at its behest.

     1.08 Audit. Each Member owning at least 25% of the outstanding equity securities of Holdings may audit, at its own expense, during normal business hours after 15 days' Notice to Manager, (i) all books and records of Manager and Manager's Affiliates, relating solely to the operation of the Enterprise and
(ii) all books and records maintained by Manager pursuant to Section 1.01 hereof. Such audits shall not be commenced more often than once each Fiscal Year. Notwithstanding anything herein to the contrary, in the event Manager is involved in a financial closing, equity offering, debt offering, re-financing or other financial reporting process that requires Manager's immediate attention, then Manager may delay such audit by an additional up to an additional 15 days upon Notice to the requesting Member. Each Member shall have two years after the close of a Fiscal Year in which to make an audit of such books and records for such Fiscal Year. Manager shall neither be required nor permitted to adjust any item unless a claim therefore is presented or adjustment is initiated within two years after the close of the Fiscal Year in which the statement therefore is rendered, and in the absence of such timely claims or adjustments, the bills and statements rendered shall be conclusively established as correct; provided, however, that this shall not prevent adjustment resulting from a physical inventory of the Enterprise property.

                                   ARTICLE II
                        COSTS, EXPENSES AND EXPENDITURES

     2.01 Transition Costs. All Transition Costs shall be allocated by the Manager and charged to and paid by Holdings.

     2.02 Direct Operating Costs Incurred by the Enterprise. All ordinary and necessary costs associated with the direct operation of the Enterprise shall be charged to and paid by Holdings. Such costs shall include, but not be limited to, direct operating expenses, repairs, maintenance, capital additions and replacements, retirements, abandonments and direct administration. Any costs or expenses incurred by Manager in rendering direct operating services to Affiliates or subsidiaries of Manager that are not related to the Enterprise shall be charged to and paid by such Affiliate or subsidiary.

     2.03 Direct Operating Costs Incurred by Manager or its Affiliates or Agents. All ordinary and necessary costs associated with the direct operation of the Enterprise, but incurred by Manager or an Affiliate or agent of Manager on behalf of the Enterprise, shall be charged to and paid by Holdings, provided, however, that such operating costs are calculated per the allocation methodology and are within the applicable budgeted amounts approved by the Committee in connection with the operating budget approval process as set forth in Section 1.06(b) of this Exhibit "A". If no operating budget is approved for Fiscal Year 2005, such operating costs shall be recoverable provided that they are calculated in accordance with the cost allocation methodologies employed by the CrossCountry Entities and by Panhandle Eastern Pipe Line Company, LP during the calendar year ending December 31, 2004. Subject to Section 1.08 of this Exhibit "A", all such documented operating costs shall be recoverable for the period ending December 31, 2004. The ordinary and necessary costs associated with the direct operation of the Enterprise, but incurred by Manager or an Affiliate or agent of Manager on behalf of the Enterprise, shall include, but not be limited to, expenses related to the following functions:

         1.       Engineering
         2.       Financial and Accounting
         3.       Marketing and Gas Supply
         4.       Rates and Regulatory Affairs
         5.       Pipeline Enterprises Operations
         6.       Legal Counsel
         7.       Tax Administration
         8.       Insurance Administration
         9.       Human Resources and Payroll
         10.      Information Technology
         11.      Administration
         12.      Public Affairs
         13.      Purchasing
         14.      Gas Reserves Evaluation
         15.      Office Costs
         16.      Aviation
         17.      Governmental Affairs
         18.      Materials and Equipment
         19.      Environmental
         20.      Risk Management
         21.      Safety
         22.      Business Development

With respect to payroll costs, appropriate loads including benefits and payroll taxes will be included.

     2.04 Indirect Operating Costs Incurred by Manager or its Affiliates or Agents. A prorated portion of the costs and corporate overhead expenses incurred by Manager or its Affiliates and agents in connection with the provision of the Shared Services (excluding Transition Costs (which shall be recoverable pursuant to Section 2.01 of this Exhibit "A") but including without limitation the following: (i) compensation, including salaries, bonuses and other incentive based compensation; (ii) employee benefits and perquisites including health, retirement and other welfare benefits; (iii) accrued paid leave; (iv) severance payments (including when due or payable to employees of Manager and its Affiliates that they no longer require as a result of plans and changes affecting or arising from the Enterprise; and (v) expenses attributable to the use of Manager's corporate and its Affiliate's offices, equipment and facilities in connection with the performance of its obligations hereunder) shall be allocated by Manager to Holdings and shall be charged to and paid by Holdings, provided, however, that such operating costs are calculated per the allocation methodology and are within the applicable budgeted amounts approved by the Committee in connection with the operating budget approval process as set forth in Section 1.06(b) of this Exhibit "A". If no operating budget is approved for Fiscal Year 2005, such operating costs shall be recoverable provided that they are calculated in accordance with the cost allocation methodologies employed by the CrossCountry Entities and by Panhandle Eastern Pipe Line Company, LP during the calendar year ending December 31, 2004. Subject to Section 1.08 of this Exhibit "A", all such documented operating costs shall be recoverable for the period ending December 31, 2004. With respect to payroll costs, appropriate loads including benefits and payroll taxes will be included.

     2.05 Bank Accounts. At Manager's request, Holdings shall establish one or more bank accounts in the name or names of Holdings, or any actual or trade name used in the business of the Enterprise, and shall allow or to the extent necessary provide Manager authority to sign checks as the agent for such account holder to pay obligations of Holdings and the CrossCountry Entities as contemplated by and in accordance with the terms of this Agreement. Holdings shall cause such accounts initially to include sufficient funds to pay its estimated financial obligations for at least 60 days, as reasonably estimated and requested by Manager, and assure sufficient balances thereafter as reasonably requested by Manager to permit timely payment of obligations of the Holdings and the CrossCountry Entities. Under no circumstances shall Manager commingle the funds of the Enterprise with the funds of Manager or any of its Affiliates.

     2.06 Payments. Manager shall invoice Holdings on a monthly basis (a) pursuant to Section 2.01 of this Exhibit "A" for the applicable Transition Costs incurred by the Enterprise, Manager or its Affiliates or agents during the preceding month, (b) pursuant to Sections 2.03 and 2.04 of this Exhibit "A" for the direct and indirect operating costs incurred on behalf of the Enterprise during the preceding month and (c) pursuant to Section 3.09 of the Agreement the Annual Management Fee, if any, earned by Manager during the preceding Fiscal Year. Holdings shall pay such amounts to Manager in cash within ten days of the date of receipt of Manager's invoice. To the extent Holdings in good faith disputes the amount payable in any statement or invoice provided by Manager, Holdings shall pay the undisputed portion of the invoice when due and provide Manager with reasonable and sufficient documentation identifying the basis of the dispute, including a detailed explanation of the reason for the dispute. If the dispute cannot be resolved in 60 days, then either Party may submit the dispute to the dispute resolution procedures set forth in 7.02 of the Agreement. Any past due payments shall bear interest at the rate of 1% per month.

                                   EXHIBIT "B"
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT

                               MANAGEMENT POLICIES

         The following is a summary of the matters requiring approval by the Executive Committee and Members pursuant to the LLC Agreement. In case of any conflict between the following summary and the LLC Agreement, the LLC Agreement shall be controlling.


Required Member Unanimous Approvals

      Manager shall not undertake any of the following enumerated activities unless they have been approved by all of the Members of Holdings:

(a) Amendment of any of the organizational documents of Holdings including, but not limited to, its certificate of formation and the LLC Agreement (except as expressly permitted by the LLC Agreement);

(b) Requiring any Member to contribute additional capital beyond its original equity contribution; and

(c) Issuing any membership interests or other equity securities of Holdings to any Member (except as expressly permitted by the LLC Agreement).


Required Member Two-Thirds Approvals

         Manager shall not undertake any of the following enumerated activities unless they have been approved by the Members holding a two-thirds majority of the Class A Interests and Class B Interests, each voting separately as a class:

(a) Dissolution, termination or liquidation of Holdings or any CrossCountry Entity;

(b)  The sale of all or substantially all of the assets of Holdings; and

(c) The merger, consolidation or change in form of entity of Holdings or any CrossCountry Entity, whether or not involving a change of control.


Required Executive Committee Approvals

         Manager shall not undertake any of the following enumerated activities unless they have been approved by the Committee (capitalized terms used below without definition shall have themeanings assigned thereto in the LLC Agreement):

(a) commencing, or any other material action with respect to, a Bankruptcy Event of Holdings or any of its subsidiaries;

(b) transferring any assets of Holdings to satisfy any liabilities of any of the Members or their respective Affiliates (or any trade or business, whether or not incorporated, that is treated as a single employer together with such Member or its Affiliates (under section 414 of the Code or section 4001(b) of ERISA)) arising from ERISA;

(c) selling, exchanging, licensing as licensor, leasing as lessor, or disposing of any assets of Holdings or any Holdings subsidiary in excess of $30 million;

(d) engaging in, or acquiring any material assets related to, any business other than the business historically conducted by CrossCountry with a value in excess of $30 million, other than assets sold or exchanged in the ordinary course;

(e) redeeming any ownership interest in Holdings;

(f) making any non-pro rata distribution of cash, income, assets or rights to any Member, except to the extent permitted under the LLC Agreement;

(g) entering into any material transactions (including purchases, sales or leases of assets) by Holdings or any Holdings subsidiary with or for the benefit of a Member or an Affiliate thereof;

(h) incurring or assuming any Indebtedness by Holdings or any Holdings subsidiary in excess of $50 million in the aggregate, excluding the Indebtedness incurred in connection with the acquisition of CrossCountry by Holdings;

(i) any repayment (other than (i) repayments in accordance with scheduled maturity or which are otherwise mandatory pursuant to the terms of any document to which Holdings or a Holdings subsidiary is a party and (ii) paydowns on any revolving credit facility), voluntary prepayment or redemption of, or any refinancing or other modification of the terms of, any indebtedness pertaining to Holdings or a Holdings subsidiary;

(j) initiating any material legal proceedings or arbitration on behalf of Holdings or a Holdings subsidiary, or agreeing to the settlement of any claim by or against Holdings or a Holdings subsidiary with respect to claims in excess of $3 million, or which include requests for any material injunction, specific performance or other equitable relief;

(k) entering into any confession of a material judgment against Holdings or a Holdings subsidiary;

(l) adopting each annual budget for Holdings and each Holdings subsidiary, and any amendment or other modification to any such budget; provided, that if the Committee is unable to agree on the annual budget for any year for Holdings or any Holdings subsidiary, the applicable budget shall be determined in accordance with Section 1.06(b) of Exhibit "A" to this Agreement;

(m) making any Rate Filing or any Material Regulatory Filing with any Governmental Authority;

(n) implementing any material change in accounting policies or practices in respect of Holdings or any Holdings subsidiary, or terminating the engagement of Holdings's principal independent auditors;

(o) engaging any commercial or investment banks, independent accountants or legal counsel to provide services to Holdings or any Holdings subsidiary unless such engagement would not reasonably be expected to result in the payment thereto of fees in excess of $250,000 in any Fiscal Year; and

(p) the entry into any new line of business or the formation of any Holdings subsidiary.

         In addition to the foregoing, the Executive Committee shall review and approve the insurance coverages and providers maintained by Holdings and its subsidiaries no less frequently than once each year, and at such other times as the Managing Member may request.

                                   EXHIBIT "C"
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT

                                    INSURANCE

         (a)      The  insurance   carried  pursuant  to  Section  3.07  of  the
                  Agreement shall include the following coverages:

         (i) All risk property insurance covering physical loss or damage to buildings, contents, equipment and gas while in storage. Such insurance shall include, but not be limited to fire and extended coverage, collapse, flood, earth movement, certified and non-certified terrorism and comprehensive boiler and machinery coverage including production equipment. Such insurance shall be written on a replacement cost basis, without coinsurance.

         (ii) At the option of the Committee, business interruption and contingent business interruption covering loss of net profits and continuing expenses written without coinsurance and in amounts and with periods of indemnity as are acceptable to Holdings, the CrossCountry Entities and the Committee members.

         (iii) Liability insurance written in an amount not less than $500,000,000 (or such lesser amount as specified by the Committee). Such coverage shall include, but not be limited to, premises/operations, explosions, collapse and underground
                  (XCU) broad form contractual, products/completed operations, independent contractors, personal injury and sudden and accidental pollution relating to the discharge or dispersal of gas. Such policies shall not contain an exclusion for terrorism, provided such insurance is commercially available.

         (iv) Workers compensation insurance written with statutory limits and employer's liability in an amount at least matching the attachment point of the first layer of excess liability coverage. Such policy shall contain an all states endorsement and stop gap endorsement and shall not contain an exclusion for occupational disease.

         (v) Comprehensive automobile liability insurance for all owned, non-owned and hired vehicles written in an amount at least matching the attachment point of the first layer of excess liability coverage.

         (vi) Fidelity insurance written in an amount not less than $10,000,000.

         (vii) Directors' and officers' liability insurance written in an amount not less than $25,000,000.

         (viii) Such other insurance as is required to be maintained with respect to the Enterprise in accordance with applicable laws, rules and regulations.

         (b)      The  insurance   carried  pursuant  to  Section  3.07  of  the
                  Agreement shall be endorsed as follows:

         (i) The appropriate parties, as determined by the Committee, shall be named insureds, additional insureds or loss payees.

         (ii) Losses, if any, in respect of the insurance provided under paragraphs (a)(i), (a)(ii) and (a)(vi) above shall be solely payable to the parties as designated by the Committee.

         (iii) Insurers shall waive all rights of subrogation against the CrossCountry Entities, Holdings and the Members, as their interests may appear.

         (iv)     Such   insurance   shall  be  primary  and  without  right  of
                  contribution   of  any   other   insurance   carried   by  the
                  CrossCountry Entities, Holdings and the Members.

         (v) If such insurance is cancelled for any reason, such cancellation shall not be effective for 30 days (or for 10 days in the event of nonpayment of premiums) following receipt of notice of such cancellation by the named insured.